CONFIDENTIAL
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
                                                                   PROJECT SWEET
                                                  Presentation Materials for the
                                                              Board of Directors
                                                                November 5, 1998







                           Wasserstein Perella & Co.

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Current Situation


o WP&Co. has been retained by Sweet to assist the Company in evaluating alternatives to increase shareholder value

o Sweet's stock is currently trading at $6.88 per share reflecting an equity value of $233MM and an enterprise value of $325MM

   -  implies multiples of 4.4x LTM EBITDA and 6.4x LTM net income

   - stock price has declined 60% since the initial public offering in December 1996

   - stock is trading at 65% below 52 week closing high of $19.44 on November 5, 1997

o  Sweet's valuation has been significantly impacted by several factors:

   - current industry conditions and a potential permanent shift in industry dynamics

   -  increased competitive activity

   -  lack of liquidity in the stock

   -  overhang surrounding current tobacco litigation environment

o  The public companies comparable to Sweet have been similarly impacted

   - Consolidated Cigar and General Cigar are trading at 64% and 69% below their 52 week closing highs, respectively

o WP&Co. has considered several alternative transactions to increase shareholder value taking into account these factors as well as the constraints imposed by the controlling shareholdeder


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Background


o In connection with its assignment, WP&Co. has conducted the following due diligence:

   - reviewed certain public and non-public information with respect to Sweet, including financial projections prepared by management

   - discussed with members of senior management the business and financial condition and prospects of Sweet

   -  visited the primary cigar manufacturing facility of the Company

   - considered business trends in the business segments in which the Company operates

   - considered, among other things, such other information, financial studies, analyses and financial, economic and market criteria as WP&Co. deemed relevant

o  WP&Co. also performed the following valuation analyses:

   -  historical trading ranges and ownership analysis

   -  discounted cash flow analysis

   -  comparable public company analysis

   -  cigar industry acquisition analysis

   -  premiums paid in minority transactions


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Consideration of Alternative Transactions


o As part of its assignment, WP&Co. considered several alternative transactions to increase shareholder value

o The majority shareholder has indicated that it has no interest in selling its ownership stake in Sweet at this time

   - therefore, there is no prospect of a sale of a controlling interest to a third party

o WP&Co. analyzed a leveraged recapitalization of the Company in order to pay shareholders a special one-time dividend

   - given difficult conditions in debt markets and tobacco overhang, leverage likely limited to 4x 1998 Debt/EBITDA allowing for one-time dividend of approximately $5 per share

   - initial value of stub equity is likely to be low and trading pattern will be highly volatile given reduced liquidity and current equity market conditions

   -  cash dividend may not be tax efficient for major shareholder

o Given the majority shareholder's desire to maintain greater than 80% of the vote and economics of Sweet for tax purposes, an additional equity offering to increase the public float is not feasible

o Based on the value placed on Sweet by the public market and given the controlling shareholder imposed constraints to undertaking alternative transactions, WP&Co. believes a going private transaction is the most attractive alternative for Sweet


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Factors Impacting Valuation


o There is limited liquidity in Sweet's stock with only 5.778MM shares publicly traded

   - average daily trading volume has been approximately 60,000 shares since IPO (approximately 33,000 and 34,000 shares in the last six-month and three-month period, respectively)

o  The Company has limited coverage on Wall Street

   - Most of the analyst community is negative on the sector given signs suggesting the resumption of long-term volume decline

   - analysts have reduced long-term growth estimates from 20+% in early 1997 to approximately 9% today

o Sweet faces potential risks from tobacco-related litigation, federal and state taxation, and industry regulation

   -  potential for increased tobacco litigation

   -  potential for significant increases in excise taxes

   -  risk of legislation leading to increased regulation of tobacco products

o The Company has continued to reduce earnings estimates and is not meeting its latest budget for 1998

   -  operating profit is expected to decline 16% to $61.5MM from 1997

   - net income for 1998 is expected to be 35% below the December 1997 budget and 24% below the July 1998 revised budget

   - management is projecting 1998 EPS of $0.96 vs. latest Street estimates of $1.05

   - performance is behind plan in mass market large and premium cigars, as well as smokeless tobacco products


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Overview of Trading Ranges and Ownership


o Sweet is controlled by the Ziegler familiy, which holds 83% of the total shares outstanding and controls 98% of the vote through multiple vote Class B shares

   -  the remaining publicly-held shares trade fairly inactively

o Sweet has been trading at an average price of $5.46 per share over the last month

   -  currently at $6.88 per share

   - initial public offering price was $17 per share in December 1996 and stock traded up to a 52 week closing high of $19.44 on November 5, 1997

   -  the average closing price since the IPO has been $13.46

o Sweet has traded in line with the other public cigar companies over the last 12 months ended November 4, though it has significantly underperformed the S&P 500

   -  S&P 500 is up 19%, while Sweet is down 65%

o Since the IPO, 81% of the volume in the stock has traded at prices ranging from $13-$21 per share

   - in the last twelve months, 52% of the volume in the stock has traded at prices ranging from $13-$21 per share

o Based on the most current filings, the top 7 holders of the public shares hold over 50% of the shares held by the minority

   - these shares were purchased at average prices ranging from $10-$17 per share


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Sweet Stock Price & Volume History since IPO



                               [GRAPHIC OMITTED]




               Weekly from December 20, 1996 to November 4, 1998














                                                       Wasserstein Perella & Co.
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


PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
LTM Index Stock Price Comparison



                               [GRAPHIC OMITTED]




               Weekly from November 7, 1997 to November 4, 1998




--------------
Note: Tobacco Index is a combination of stock prices of three major tobacco companies: Philip Morris, RJR Nabisco and British American Tobacco.









                                                       Wasserstein Perella & Co.
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


PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Historical Trading Ranges

-----------------------------------------------------------------------------------------------------------------------
                                                        IPO                             Share Price(1)
                                                --------------------   ------------------------------------------------
                                     11/4/98                           1 Month     3 Month      6 Month      1 Year
                                      Price       Date       Price     Average     Average      Average      Average
-----------------------------------------------------------------------------------------------------------------------


Swisher(5)                           $6.88     12/18/96     $17.00      $5.46      $5.70         $7.15       $10.82
Current vs. Historical (% change}                           (59.6%)     25.8%      20.6%         (3.8%)      (36.4%)

Consolidated Cigar(6)                12.50      8/16/96      23.00      10.10       9.33         10.70        16.67
Current vs. Historical (% change)                           (45.7%}     23.8%      33.9%         16.9%       (25.0%)

General Cigar(7)                      9.00      2/28/97      18.00       8.45       7.20          8.59        13.61
Current vs. Historical (% change)                           (50.0%)      6.6%      25.0%          4.8%       (33.9%)


UST(8)                               33.81      11/5/84       4.56      31.70      29.37         28.19        30.51
Current vs. Historical (% change)                           641.1%       6.7%      15.1%         19.9%        10.8%


------------------------------------------------------------------------------------------------------------
                                              Share Price                          Short Interest(2)
                                    --------------------------------        -------------------------------
                                     Average     52 Week     52 Week         % of Avg.          % of
                                    since IPO     High         Low          Daily Vol.(3)     Shares(4)
------------------------------------------------------------------------------------------------------------


Swisher(5)                           $13.46      $19.44       $4.38            0.2X              0.1%
Current vs. Historical (% change}    (48.9%)     (64.6%)      57.1%

Consolidated Cigar(6)                 23.27       35.00        7.19            9.5               5.4
Current vs. Historical (% change)    (46.3%)     (64.3%)      73.9%

General Cigar(7)                      18.53       29.06        5.50            8.0               5.4
Current vs. Historical (% change)    (51.4%)     (69.0%)      63.6%


UST(8)                                20.01       36.94       24.88            4.9               1.0
Current vs. Historical (% change)     69.0%       (8.5%)      35.9%


-------------------
    Source: IPO Prospectus, FactSet and Bloomberg.
(1) Daily Closing share prices are used.
(2) Short interest outstanding as of mid-October 1998.
(3) Average daily trading volume from mid-September 1998 to mid-October 1998.
(4) Total number of shares (Chass A shares for Swisher, Consolidated and General; Common shares for UST) in September 1998.
(5) Hay Island Holding Corp. (controlled by the Ziegler family) controls 83% of the economics and 98% of the votes of Swisher. Approximately 17% of total shares are publicly traded.
(6) Ronald O. Perelman controls 63% of the economics and 95% of the votes of Consolidated Cigar. Approximately 37% of total shares are publicly traded. Consolidated Cigar completed a secondary offering in March 1997 at $23.75 per share.
(7) Cullman & Ernst Group controls 36% of the economics and 60% of the votes of General Cigar. 100% of total shares are publicly traded. Class A shares (45%) are traded in NYSE; Class B shares (55%) are traded in OTC.
(8) Split adjusted share prices are used.


                                                       Wasserstein Perella & Co.
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


PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Sweet LTM Distribution of Volume at Various Prices








                               [GRAPHIC OMITTED]








----------------
Source: FactSet (daily closing price and daily volume)
Note: Total does not add up to 100% due to rounding.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Sweet Distribution of Volume at Various Prices since IPO








                               [GRAPHIC OMITTED]








----------------
Source: FactSet (daily closing price and daily volume)
Note: Total does not add up to 100% due to rounding.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Overview of Preliminary Valuation Considerations

   o WP&Co. has performed various valuation analyses

---------------------------------
  Discounted Cash Flow Analysis
---------------------------------

   o Management projections for 1998-2005 were discounted based on estimated weighted average cost of capital and perpetuity growth rates

     - WP&Co. analyzed management's base case and a downside case assuming negative implications from potentially adverse legislation

-------------------------------
  Comparable Company Analysis
-------------------------------

   o Comparable companies to Sweet are trading (based on LTM #s) at an average of 1.5x sales, 6.1x EBIT and 7.3x net income

     - limited universe of comparable companies

     - research analysts have a neutral/hold position on the industry

-----------------------------------
  Comparable Acquisition Analysis
-----------------------------------

   o Cigar industry acquisitions have been completed at an average of 1.4x sales, 7.6x EBITDA and 8.7x EBIT

     - limited data available to compute multiples and include mainly Sweet transactions

     - acquisition prices reflect a control premium

--------------------------
  Premiums Paid Analysis
--------------------------

   o Since October 1987, premiums paid in minority squeeze out transactions have averaged 29% (based on the stock price one day prior to announcement)


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Selected Comparable Companies - Trading Multiples ($MM)(1)

                                                                             Market Value         Adjusted Market Value
                                                                           as a Multiple of          as a Multiple of
                                                              Adjusted     ----------------     -------------------------
                             Stock      Period     Market      Market        Net      Book       Net
Company (Ticker)             Price      Ended      Value       Value       Income     Value     Sales     EBITDA     EBIT
----------------             -----      -----      -----       -----       ------     -----     -----     ------     ----
LTM Multiples
-------------------------------------------------------------------------------------------------------------------------
Swisher (SWR)(2)            $ 6.88     9/30/98     $  233     $  325         6.4x      2.1x      1.2x      4.4x      4.9x
-------------------------------------------------------------------------------------------------------------------------
Consolidated Cigar (CIG)     12.50      7/4/98        376        576         7.4       6.0       1.9       5.9       6.5
General Cigar (MPP)           9.00     8/29/98        244        318         7.3       1.2       1.1       5.0       5.7

UST (UST)                    33.81     9/30/98      6,380      6,408        14.0      11.2       4.6       8.4       8.7
-------------------------------------------------------------------------------------------------------------------------
Mean(3)                                                                      7.3x      3.6x      1.5x      5.4x      6.1x
-------------------------------------------------------------------------------------------------------------------------

NFY Multiples
-------------------------------------------------------------------------------------------------------------------------
Swisher (SWR)(2)            $ 6.88    12/31/99     $  233     $  325         5.8x      1.4x      1.1x      4.2x      4.6x
-------------------------------------------------------------------------------------------------------------------------
Consoidated Cigar (CIG)      12.50    12/31/99        376        576         7.3       2.7       1.9       6.0       6.6
General Cigar (MPP)           9.00    11/30/99        244        318         8.3       1.0       1.1       5.6       6.6

UST (UST)                    33.81    12/31/99      6,380      6,408        13.0       7.6       4.2       7.8       8.1
-------------------------------------------------------------------------------------------------------------------------
Mean (3)                                                                     7.8x      1.8x      1.5x      5.8x      6.6x
-------------------------------------------------------------------------------------------------------------------------

                            Estimated                  Price Relative
                            Long-Term      P/E to        to 52 Week
                                EPS        Growth     ----------------
                              Growth       Ratio      High       Low
                              ------       -----      ----       ---

LTM Multiples
---------------------------------------------------------------------
Swisher (SWR)(2)               9.3%         0.7x      35.4%     157.1%
---------------------------------------------------------------------
Consolidated Cigar (CIG)      13.3%         0.6       35.7%     173.9%
General Cigar (MPP)           12.8%         0.6       31.0%     163.6%

UST (UST)                      9.8%         1.4       91.5%     135.9%
---------------------------------------------------------------------
Mean(3)                       13.0%         0.6x      33.3%     168.8%
---------------------------------------------------------------------

NFY Multiples
---------------------------------------------------------------------
Swisher (SWR)(3)               9.3%         0.6x      35.4%     157.1%
---------------------------------------------------------------------
Consoidated Cigar (CIG)       13.3%         0.6       35.7%     173.9%
General Cigar (MPP)           12.8%         0.6       31.0%     163.6%

UST (UST)                      9.8%         1.3       91.5%     135.9%
---------------------------------------------------------------------
Mean(3)                       13.0%         0.6x      33.3%     168.8%
---------------------------------------------------------------------

--------------
(1) Stock prices are current as of 11/4/98.
(2) Multiples of Swisher IPO: Offer Price on 12/18/96: $17/share, MV: $580MM, Adj. MV: $697MM, MV/NI: 23.4x, MV/BV: 12.5x, AMV/Sales: 3.1x, AMV/EBITDA:
    12.5x, AMV/EBIT: 13.8x, IBES LT EPS Growth: 24.8%. Multiples are based on 12/18/96 market value and 12/30/96 fiscal year financials. IBES Estimate is based on Feb. 1997 figure.
(3) Only multiples from Consolidated Cigar and General Cigar are included in mean calculations.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Selected Cigar Acquisitions ($MM)(1)


                                                                                   Adjusted Purchase Price       Purchase Price
                                                                                      as a Multiple of:         as a Multiple of:
                                                              Adjusted             -----------------------     ------------------
   Date                                            Percent    Purchase   Purchase    Net                        Net         Book
Announced    Target/Acquiror                     Acquired(2)   Price       Price    Sales    EBITDA   EBIT     Income       Value
---------    ---------------                     -----------   -----       -----    -----    ------   ----     ------       -----
10/02/97     DB International Marketing/
               General Cigar                        100%        $7           $7      0.9x      NA     6.5x       NA           NA

09/11/97     Havatampa Inc-Cigar Division/
               Tabacalera                           100%       275          275      2.0       NA      NA        NA           NA

09/11/97     Havatampa and  Tabacalera San
               Cristobal/Tabacalera                 100%       367          367       NA       NA      NA       8.7x          NA

08/26/97     La Flor/Consolidated Cigar              75%        19           19       NA       NA      NA        NA          8.0x

07/10/97     Max Rohr Importer Inc/Tabacalera       100%        53           53      2.1      7.3x    7.3        NA           NA

12/19/96     Henri Wintermans/Skandinavisk
               Tobakskompagni                       100%        92           92       NA       NA      NA        NA          1.4

08/27/96     Villazon/General Cigar                 100%        81           91      1.9       NA     6.4        NA          7.5

07/07/95     Swisher (American Maize)/
               Investor Group                       100%       170          170      0.9      4.1     4.6       8.2          4.3

12/14/92     Triple C Acquisition Corp/
               Mafco Holdings                       100%       275          180      2.2      9.4    12.8      16.9         12.6

11/02/88     Consolidated Cigar/Vestar Capital      100%       128          128       NA       NA      NA        NA           NA

12/04/87     Universal Cigar/Swisher                100%        13           13      1.1       NA    13.9        NA           NA

01/02/86     Helme Tobacco/Swisher                  100%        63           63      1.3      8.1     8.7        NA          1.8

10/01/85     Corral-Wodiska y Ca./Swisher           100%         6            6      0.8      9.4     9.8        NA           NA

07/11/84     Consolidated Cigar/MacAndrews
               & Forbes                             100%        NA           NA       NA       NA      NA        NA           NA

03/04/83     Consolidated Cigar (Gulf &
               Western)/Investor Group              100%       120          120      0.7       NA      NA        NA           NA

                                                                    ---------------------------------------------------------------
                                                                      Mean           1.4x     7.6x    8.7x     11.3x         5.9x
                                                                      Median         1.2x     8.1x    8.0x      8.7x         5.9x
                                                                    ---------------------------------------------------------------


-------------------------------
(1) Estimated multiples based on SDC and publicly available information as well as WP&Co. and research estimates.
(2) Prices and multiples adjusted to reflect acquisition of 100% of business in cases where less than 100% is acquired.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Summary of Selected Minority Squeeze-Out Transactions Completed from October
1987

                    % Stock Premium Before Original Announcement Date
            -----------------------------------------------------------------
            1 Day      1 Week      4 Week      3 Month     6 Month     1 Year
            -----      ------      ------      -------     -------     ------
Mean        28.6%       31.6%       32.1%       33.9%       37.5%       49.5%

Median      26.2%       26.3%       28.6%       30.9%       32.1%       37.3%

High       125.0%       91.7%      138.6%      130.3%      183.8%      251.7%

Low        (20.5%)     (19.8%)     (19.8%)     (23.0%)     (51.8%)     (56.9%)

--------------
Source: Securities Data Company, Inc. (Search on criteria: "Acquisitions of
        Remaining Interest", "Percent of Shares Acquired between 0% to 49.99%", "Percent of Shares Owned after Transaction is 100%", "Cash Only Transaction", "Deal Value between $10MM and above", "Public Target", "Completed Transactions from 10/1/87 to 10/31/98, including Pending Transactions from 1/1/97 to 10/31/98") and FactSet for securities premiums.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Price Range Comparison -- Based on Management Base Case Projections

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     Price
                                      Current Price     ---------------------------------------------------------------------
                                          $6.88         $8.00     $8.50     $9.00     $9.50     $10.00     $10.50     $11.00
-----------------------------------------------------------------------------------------------------------------------------
Premium                                     0.0%         16.4%     23.6%     30.9%     38.2%      45.5%      52.7%      60.0%

Implied Values (MM):
  Equity Market Value                      $233          $271      $288      $305      $322       $339       $356       $373
  Value of Publicly Traded Shares            40            46        49        52        55         58         61         64
  Adjusted Market Value                     325           364       380       397       414        431        448        465

Multiples:

Sales
  LTM(1)             $269.0                 1.2           1.3       1.4       1.5       1.5        1.6        1.7        1.7
  1998E               272.9                 1.2           1.3       1.4       1.5       1.5        1.6        1.6        1.7
  1999P               285.2                 1.1           1.3       1.3       1.4       1.5        1.5        1.6        1.6

EBITDA
  LTM(1)               73.2                 4.4           5.0       5.2       5.4       5.7        5.9        6.1        6.4
  1998E                67.3                 4.8           5.4       5.7       5.9       6.2        6.4        6.7        6.9
  1999P                73.4                 4.4           5.0       5.2       5.4       5.6        5.9        6.1        6.3

EBIT
  LTM(1)               66.9                 4.9           5.4       5.7       5.9       6.2        6.4        6.7        7.0
  1998E                60.7                 5.4           6.0       6.3       6.5       6.8        7.1        7.4        7.7
  1999P                66.4                 4.9           5.5       5.7       6.0       6.2        6.5        6.8        7.0

Net Income
  LTM(1)               36.1                 6.4           7.5       8.0       8.4       8.9        9.4        9.8       10.3
  1998E                32.6                 7.1           8.3       8.8       9.4       9.9       10.4       10.9       11.4
  1999P                37.2                 6.3           7.3       7.7       8.2       8.6        9.1        9.6       10.0

-----------------------------------------------
Share Price (11/04/98)                    $6.88
Number of Shares (MM)(2)                 33.878
Number of Publicly Traded Shares (MM)(3)  5.778
Net Debt (11/04/98)                       $92.5
-----------------------------------------------

--------------
(1) as of 9/30/98.
(2) Includes 5.8MM Class A and 28.1MM Class B shares.
(3) Includes approximately 25,000 Class A shares owned by officers and directors.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT SWEET                                                  Executive Summary
--------------------------------------------------------------------------------
Price Range Comparison -- Based on Street Estimates

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Price
                                        Current               ----------------------------------------------------------------------
                                         $6.88                $8.00       $8.50     $9.00      $9.50     $10.00    $10.50   $11.00
------------------------------------------------------------------------------------------------------------------------------------
Premium                                   0.0%                16.4%       23.6%     30.9%      38.2%      45.5%     52.7%    60.0%

Implied Values (MM):
  Equity Market Value                    $233                 $271        $288      $305       $322       $339      $356     $373

  Value of Publicly Traded Shares          40                   46          49        52         55         58        61       64

  Adjusted Market Value                   325                  364         380       397        414        431       448      465

Multiples:

Sales
  LTM(1)              $269.9              1.2                  1.3         1.4       1.5        1.5        1.6       1.7      1.7
  1998E                271.0              1.2                  1.3         1.4       1.5        1.5        1.6       1.7      1.7
  1999P                285.5              1.1                  1.3         1.3       1.4        1.5        1.5       1.6      1.6

EBITDA
  LTM(1)                73.2              4.4                  5.0         5.2       5.4        5.7        5.9       6.1      6.4
  1998E                 72.9              4.5                  5.0         5.2       5.5        5.7        5.9       6.1      6.4
  1999P                 77.9              4.2                  4.7         4.9       5.1        5.3        5.5       5.8      6.0

EBIT
  LTM(1)                66.9              4.9                  5.4         5.7       5.9        6.2        6.4       6.7      7.0
  1998E                 65.9              4.9                  5.5         5.8       6.0        6.3        6.5       6.8      7.1
  1999P                 70.9              4.6                  5.1         5.4       5.6        5.8        6.1       6.3      6.6

Net Income
  LTM(1)                36.1              6.4                  7.5         8.0       8.4        8.9        9.4       9.8     10.3
  1998E                 35.1              6.6                  7.7         8.2       8.7        9.2        9.7      10.1     10.6
  1999P                 40.0              5.8                  6.8         7.2       7.6        8.0        8.5       8.9      9.3

-----------------------------------------------
  Share Price (11/04/98)                $6.88
  Number of Shares (MM)(2)             33.878
  Number of Publicly Traded Shares
    (MM)(3)                             5.778
  Net Debt (11/04/98)                   $92.5
-----------------------------------------------

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(1) As of 9/30/98.
(2) Includes 5.8MM Class A and 28.1MM Class B shares.
(3) Includes approximately 25,000 Class A shares owned by officers and directors.


                                                       Wasserstein Perella & Co.
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